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                                                                   Exhibit 10.45

                                 PROMISSORY NOTE
                                 ---------------
                              (Equipment Term Loan)


$1,530,000.00                                                 New York, New York
                                                                January 31, 1997
                                                                        --


         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a corporation organized under the laws of the State of Delaware ("LPC") and LEXINGTON COMPONENTS, INC., a corporation organized and existing under the laws of the State of Delaware ("LCI") (hereinafter LPC and LCI are referred to each as Borrower singularly and referred to jointly and severally as the "Borrowers," which term shall mean each of the companies individually and both of them collectively), jointly and severally promise to pay to the order of BANK ONE, AKRON, NA (hereinafter referred to as the "Bank"), the principal amount of ONE MILLION FIVE HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($1,530,000.00) on April 1, 2001, or sooner as hereinafter provided, with interest on the unpaid balance of said principal amount from the date hereof at a rate per annum equal to the LIBOR Interest Rate (as defined in the Agreement, defined below) on the Core Borrowing Amount, if any, pursuant to the immediately succeeding paragraph and at a rate per annum equal to three-quarter percent (.75%) in excess of the Base Rate (as defined in the Agreement), which definition is hereby accepted by the Borrowers, as the same may from time to time be established on the unpaid principal amount excluding the Core Borrowing Amount (as defined below). If any installment of principal, interest or other amounts due and payable hereunder are not paid when due, or within any applicable grace periods set forth in the Agreement, the Borrowers shall pay interest thereon at the rate of three percent (3.0 %) per annum in excess of the Base Rate (as defined in the Agreement hereinafter referred to) as the same may from time to time be established but not to exceed the maximum rate allowed by law. Bank shall have the right to assess a late payment processing fee in the amount of the greater of FIFTY AND NO/100 DOLLARS ($50.00) or five percent (5%) of the scheduled payment in the event of a default in payment that remains uncured for a period of at least ten
(10) days.

         The Borrowers shall have the right to elect to have a portion of the outstanding balance of the Equipment Term Loan accrue interest at the LIBOR Interest Rate (the "Core Borrowing Amount") by delivering to the Bank a written, telephonic, or telegraphic request (effective upon receipt) by facsimile, telephone, or telegraph by 12:00 p.m. three (3) Business; Days prior to the Business Day the LIBOR Interest Rate is to be effective, specifying (i) the Core Borrowing Amount, which shall be in incremental strips of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) and which shall not exceed the Core Cap (as defined in the Agreement) in the aggregate and (ii) the duration of the LIBOR Interest Period which shall be either one (1) month or two (2) months.

         If the Borrowers shall fail to give the Bank the notice as specified above for the renewal of the LIBOR Interest Rate on the Core Borrowing Amount prior to the end of the LIBOR Interest Period with respect thereto, the interest rate on the Core Borrowing Amount shall automatically be converted into an interest rate per annum equal to three-quarter percent (.75%)


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in excess of the Base Rate, as the same may from time to time be established, on the last day of the LIBOR Interest Period for such Core Borrowing Amount.

         The Borrowers agree to pay the principal amount of this Note in fifty
(50) consecutive equal installments of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) each, together with all accrued interest due at the time of payment of each such installment of principal, commencing on February 1, 1997, and continuing on the first day of each calendar month thereafter and a final installment of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00), together with all accrued interest due at the time of payment of such installment, on April 1, 2001. Monthly payments hereunder shall be applied first to interest due and the balance to reduction of the principal amount outstanding.

         Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 50 South Main Street, Akron, Ohio 44308-1888, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Borrowers in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed. If any payment under this Note becomes due and payable on a day which is not a Business Day (as defined in this Agreement), payment thereof shall be made on the immediately succeeding Business Day.

         This Note is issued pursuant to and is entitled to the benefits of a Credit Facility and Security Agreement dated as of January 31, 1997, by and among the Borrowers and the Bank (the "Agreement"), to which Agreement reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of the Borrowers in relation thereto; but neither this reference to said Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of or interest on this Note when due.

         The Borrowers may prepay all or any portion of this Note at any time and in any amount without penalty or premium, provided that all prepayments shall be applied to installments of principal in the inverse order of their maturities and subject to the terms of prepayment of the Core Borrowing Amount set forth herein. The Core Borrowing Amount accruing interest at the LIBOR Interest Rate may be prepaid only on the last day of the LIBOR Interest Period (as defined in the Agreement) for the Core Borrowing Amount without premium or penalty; provided, however, as long as the Bank has not matched funds in a money market to fund the Core Borrowing Amount, (i) the Borrowers may prepay the Core Borrowing Amount during a LIBOR Interest Period if the Borrowers pay a penalty in the amount of one percent (1%) of the prepayment amount and (ii) the outstanding balance of the Core Borrowing Amount upon the application of the prepayment amount shall be an increment of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).


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         If an Event of Default (as defined in the Agreement) shall occur and shall be continuing, the principal of this Note may be declared immediately due and payable at the option of the Bank.

         In the event that the Borrowers fail to pay any regularly scheduled principal or interest payment on this Note when due (other than as a result of acceleration thereof based on a default or event of default other than the failure to make any such regularly scheduled payments of principal or interest on this Note when due) which failure is not cured within the ten (10) day cure period provided in Section 6A of the Agreement (a "Payment Default"), or if an Event of Default occurs and is continuing, which arises from fraudulent act(s) or practice(s) of either Borrower which Event of Default is not cured within three (3) Business Days after the Borrowers' receipt of written notice thereof from the Bank (a "Fraud Default"), the Borrowers hereby authorize any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against either Borrower or Borrowers, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments. To the extent that the provisions of the cognovit warning set forth above the Borrowers' signature specifically contradict the provisions of this paragraph regarding the requirement of a Payment Default or a Fraud Default to take a cognovit judgment, the provisions of this paragraph control.

         No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Borrowers shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to the address (or telecopier number) set forth in Rider A of the Agreement or such other address or telecopier number as may be hereafter designated in writing by the Borrowers to the Bank.


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         This note is executed at New York,  County, New York.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                         LEXINGTON PRECISION CORPORATION
                         ("Borrower")

                         By:    Dennis J. Welhouse
                           ----------------------------------------
                         Name:  Dennis J. Welhouse
                         Title: Senior Vice President and Assistant Secretary

                         LEXINGTON COMPONENTS, INC.
                         ("Borrower")

                         By:    Dennis J. Welhouse
                           ----------------------------------------
                         Name:  Dennis J. Welhouse
                         Title: Senior Vice President and Assistant Secretary